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        EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                   Year Ended December 31
                                                   ----------------------
                                                    1996    1995    1994
                                                   ------  ------  ------
Primary earnings per share:

Average shares outstanding                          8,220   8,588   8,537

Net effect of dilutive stock options and
warrants -- based on the treasury stock
method using average market price                     440     311      74
                                                   ------  ------  ------
                                                    8,660   8,899   8,611
                                                   ------  ------  ------
                                                   ------  ------  ------

Net income                                         $9,357  $8,002  $3,356
                                                   ------  ------  ------
                                                   ------  ------  ------

Per share amount                                   $ 1.08  $  .90  $  .39
                                                   ------  ------  ------
                                                   ------  ------  ------



Fully-diluted earnings per share:

Average shares outstanding                          8,220   8,588   8,537

Net effect of dilutive stock options and
warrants -- based on the treasury stock
method using closing market price                     477     581      74
                                                   ------  ------  ------
                                                    8,697   9,169   8,611
                                                   ------  ------  ------
                                                   ------  ------  ------

Net income                                         $9,357  $8,002  $3,356
                                                   ------  ------  ------
                                                   ------  ------  ------

Per share amount                                   $ 1.08  $  .87  $  .39
                                                   ------  ------  ------
                                                   ------  ------  ------

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